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                              POWER OF ATTORNEY
                              -----------------

     I, B. ALEXANDER GAGUINE, hereby constitute and appoint Alan M. Mandel, as true and lawful attorney, with full power to him, to sign for me, and in my hand and in the capacities indicated below, any and all Registration Statements on Form N1-A of Salomon Brothers Opportunity Fund Inc and any and all amendments thereto, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney, full authority and power to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney may lawfully do or cause to be done by virtue thereof.

     WITNESS my hand as of the date set forth below:


                                                       /s/ B. Alexander Gaguine
                                                       ------------------------
                                                         B. Alexander Gaguine
                                                               Director

                                                    Date: December 19, 1997





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